EXHIBIT 99.1

Premiere Global Services Announces New Stock Repurchase Program for up
                         to 7 Million Shares;
Company Completes Prior Authorization with Repurchase of 2.4 Million Shares

    ATLANTA--(BUSINESS WIRE)--June 20, 2006--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business process solutions, today announced that its Board of Directors approved the repurchase of up to 7.0 million shares of the Company's common stock under a new stock repurchase program. The Company repurchased nearly
2.4 million shares during the current quarter, reaching its prior authorized limit of 5.4 million shares from January 2003.
    "In the last two years, we have invested nearly $48 million back into our Company through our stock repurchase program," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "Our cash flow and liquidity remain strong, and we plan to continue to be opportunistic in buying shares of our stock while at the same time investing for growth. Our continuing repurchase program underscores our belief in the value of both our business and our stock."
    The repurchases will be made in the open market at prevailing market prices or in privately negotiated transactions in accordance with all applicable securities laws and regulations. Such repurchases may occur from time to time and may be discontinued at any time. There are approximately 70.8 million shares of the Company's common stock currently outstanding.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. is a global outsource provider of business process solutions that enable enterprise customers to automate and simplify their critical business processes and to communicate more effectively with their constituents.
    We innovate communication technologies and deliver solutions in four core business practices: Conferencing Solutions, Document Solutions, Marketing Automation Solutions and Alerts & Notifications Solutions. We deliver these solutions via our global, on-demand platforms to an established customer base of approximately 60,000 corporate accounts, including a majority of the Fortune 500. Customers apply our solutions in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.
    With global presence in 19 countries, Premiere Global Services' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

    CONTACT: Premiere Global Services, Inc.
             Investor Calls:
             Sean O'Brien, 404-262-8462